Exhibit 21.1

Baker Hughes Company
SIGNIFICANT SUBSIDIARIES
December 31, 2020

Subsidiary	Jurisdiction	Percentage Ownership

EHHC NewCo LLC	Delaware	100%
CFC Holdings LLC	Delaware	100%
Baker Hughes Holdings LLC	Delaware	Note (1)*
US SCS Partner LLC	Delaware	100%
Baker Hughes International Partners Holdings SCS	Luxembourg	Note (2)
Baker Hughes International Partners S.à r.l.	Luxembourg	100%
Baker Hughes International Holdings, S.à r.l.	Luxembourg	Note (3)
Baker Hughes Holdings 3 S.à r.l.	Luxembourg	100%
BJS Holdings 2 S.à r.l.	Luxembourg	100%
Baker Hughes Holdings 4 S.à r.l	Luxembourg	100%
Baker Hughes Holdings II B.V.	Netherlands	100%
Baker Hughes Holdings 5 S. à r.l.	Luxembourg	100%
Baker Hughes International Coöperatief U.A.	Netherlands	100%
Baker Hughes Holdings I B.V.	Netherlands	100%
Baker Hughes Luxembourg Holdings S.C.A.	Luxembourg	Note (4)
Baker Hughes Nederland Holdings B.V.	Netherlands	100%

Notes:
(1) Baker Hughes Holdings LLC
*EHHC NewCo LLC - the Managing Partner	36.7958%
CFC Holdings LLC	3.8273%
Baker Hughes Company	29.2993%
Subsidiary of General Electric Company	30.07756%
(2) Baker Hughes International Partners Holdings SCS
Baker Hughes Holdings LLC	98.998755%
US SCS Partner LLC	1.001245%
(3) Baker Hughes International Holdings S.à r.l.
Baker Hughes International Partners S.à r.l.	99.9500%
Other subsidiaries of Baker Hughes Holdings LLC	0.0500%
(4) Baker Hughes Luxembourg Holdings S.C.A.
Baker Hughes Holdings I B.V.	39.248%
Other subsidiaries of Baker Hughes Holdings LLC	60.752%